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                                                                      EXHIBIT 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Raymond M. Goldberg, as the Vice President, Human Resources North American Region Operations of Lucent Technologies Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Annual Report on Form 11-K of the Lucent Technologies Inc. Long
Term Savings and Security Plan (the "Plan") for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan for the periods indicated therein.


Dated: June 27, 2003




/s/ Raymond M. Goldberg
----------------------
Vice President - Human Resources,
      North American Region Operations
      (Plan Administration)

A signed original of this written statement required by Section 906 has been provided to the Lucent Technologies Inc. Long Term Savings and Security Plan and will be retained by the Lucent Technologies Inc. Long Term Savings and Security Plan and furnished to the Securities and Exchange Commission or its staff upon request.